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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CROSSTEX ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd.
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 8, 2012

To the Stockholders of Crosstex Energy, Inc.:

        The annual meeting of stockholders of Crosstex Energy, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 8, 2012, at 11:30 a.m., local time, at the Company's offices located at 2501 Cedar Springs Rd., Dallas, Texas 75201 for the following purposes:

          1.     To consider and vote upon the election of two Class II directors as members of the Board of Directors to serve until the Company's 2015 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

          2.     To consider and vote upon a proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

          3.     To consider and vote upon a proposal to approve an advisory resolution regarding executive compensation;

          4.     To consider and vote upon a stockholder proposal to amend the Company's employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression; and

          5.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Your Board of Directors recommends that you vote "FOR" the Board's nominees for directors; "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm; "FOR" the approval of the advisory resolution on executive compensation; and "AGAINST" the stockholder proposal to amend the Company's employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression.

        The Board of Directors has fixed the close of business on March 20, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of shares of Common Stock of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting. A record of the Company's activities during 2011 and financial statements for the fiscal year ended December 31, 2011 are contained in the Company's 2011 Annual Report on Form 10-K.

        Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by voting over the Internet or, if you received a paper copy of a proxy or voting instruction card by mail, by completing, signing, dating and mailing the proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors Barry E. Davis President and Chief Executive Officer

March 27, 2012

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 8, 2012:
This Proxy Statement and the accompanying Annual Report to Stockholders are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=148525&p=proxy

CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd.
Dallas, Texas 75201

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on May 8, 2012

 GENERAL

        These proxy materials (including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Annual Report")) have been made available on the Internet or delivered in paper copy to stockholders of Crosstex Energy, Inc. (the "Company") in connection with the solicitation by our board of directors (the "Board") of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date this proxy statement is first furnished to stockholders is March 27, 2012. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

Proxies and Voting Instructions

        We are mailing to our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

        If you hold shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company in your name, you can submit your proxy in the following manners:

  •
  By Internet—Stockholders who received a notice about the Internet availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying postage paid envelope. Proxy cards must be received by us before voting begins at the annual meeting.

        If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares.

        You may revoke your proxy at any time prior to its exercise by:

  •
  Giving written notice of the revocation to our corporate secretary;

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  Appearing and voting in person at the annual meeting;

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  Voting again by Internet before 11:59 p.m., Eastern Time, on May 7, 2012; or

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  Properly submitting a later-dated proxy by delivering a later-dated proxy card to our corporate secretary.

        If you attend the annual meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Voting Procedures and Tabulation

        We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

        Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the election of directors and compensation-related matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.

        To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of votes cast. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.

        Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted at a meeting. With regard to such proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

        Advisory approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal. With regard to such proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

        Approval of the proposal to amend the Company's employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal. With regard to such proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

 VOTING SECURITIES

        Our only outstanding voting securities are our shares of Common Stock. Only holders of record of shares of Common Stock at the close of business on March 20, 2012, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 47,352,223 shares of Common Stock outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Restated Certificate of Incorporation provides for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. There are two directors comprising the class whose term expires at the 2012 annual meeting: Leldon E. Echols and Sheldon B. Lubar.

        The Governance Committee of our Board has recommended, and our Board has nominated, Mr. Echols and Mr. Lubar for re-election as directors of the Company to serve three-year terms expiring in 2015.

        The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by our Board, except where authorization to so vote is withheld. Proxies may not be voted for a greater number of persons than the nominees named in this proxy statement. Our Board unanimously recommends that stockholders vote "FOR" the election of its nominees for director.

        Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2012 annual meeting, is presented below.

NOMINEES FOR DIRECTORS

Leldon E. Echols, age 56, director since 2008.	Mr. Echols joined Crosstex Energy, Inc. as a director in January 2008. He currently serves as chairman of the Audit Committee and the Finance Committee of our Board. Mr. Echols is a private investor. Mr. Echols also currently serves as an independent director of Trinity Industries, Inc. (NYSE: TRN), a leading diversified holding company with a subsidiary group that provides a variety of products and services for the transportation, industrial, construction and energy sectors, and HollyFrontier Corporation (NYSE: HEC), an independent petroleum refiner and marketer. Mr. Echols brings 30 years of financial and business experience to Crosstex. After 22 years with the accounting firm Arthur Andersen LLP, which included serving as managing partner of the firm's audit and business advisory practice in North Texas, Colorado and Oklahoma, Mr. Echols spent six years with Centex Corporation as executive vice president and chief financial officer. He retired from Centex Corporation in June 2006. Mr. Echols is also a member of the board of directors of Roofing Supply Group Holdings, Inc., a private company. He also served on the board of TXU Corp. (NYSE: TXU) where he chaired the Audit Committee and was a member of the Strategic Transactions Committee until the completion of the private equity buyout of TXU in October 2007. Mr. Echols earned a Bachelor of Science degree in accounting from Arkansas State University. He is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has also served as a director of Crosstex Energy GP, LLC since January 2008. Mr. Echols' accounting and financial experience and service as the Chief Financial Officer for a public company, among other factors, led the Board to conclude that he should serve as a director.

Sheldon B. Lubar, age 82, director since 2004.

Mr. Lubar joined Crosstex Energy, Inc. as a director in January 2004. He currently serves as a member of the Governance Committee of our Board. Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded, since 1977. He was Chairman of the Board of Christiana Companies, Inc., a logistics and manufacturing company, from 1987 until its merger with Weatherford International in 1995 and also served as a dirctor of Weatherford International, Inc. (NYSE: WFT) until 2008. Mr. Lubar also served as Chairman and a director of Total Logistics, Inc. until its merger with Super Value Companies (NYSE: SVU) in 2005. Mr. Lubar also serves as a director of Hallador Petroleum Company (OTC BB:HPCO.OB), Star Gas Partners L.P. (NYSE: SGU) and Approach Resources, Inc. (NASDAQ: AREX), an oil and gas exploration and production company. Mr. Lubar holds a bachelor's degree in Business Administration and a law degree from the University of Wisconsin—Madison. He was awarded an honorary Doctor of Commercial Science degree in 1988 from the University of Wisconsin—Milwaukee and an Honorary Doctor of Humanities degree in 2009 from the University of Wisconsin—Madison. Mr. Lubar joined Crosstex Energy GP, LLC as a director upon the completion of its initial public offering in December 2002. Mr. Lubar's investment experience, industry experience and service on other public company boards, among other factors, led the Board to conclude that he should serve as a director.

CLASS WHOSE TERM EXPIRES IN 2013
Bryan H. Lawrence, age 69, director since 2000.

Mr. Lawrence joined our predecessor as a director in May 2000 and served as Chairman of the Board until May 2008. He currently serves as Lead Director of our Board. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Hallador Petroleum Company (OTC BB: HPCO.OB), Star Gas Partners L.P. (NYSE: SGU), Winstar Resources Ltd. (a Canadian public company), Approach Resources,  Inc. (NASDAQ: AREX) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University. Mr. Lawrence has also served as a director of Crosstex Energy GP, LLC since December 2002. Mr. Lawrence's financial and investment experience, and experience in the energy industry, among other factors, led the Board to conclude that he should serve as a director.

Cecil E. Martin Jr., age 70, director since 2006.

Mr. Martin joined Crosstex Energy, Inc. as a director in January 2006. He currently serves as a member of the Compensation Committee of our Board and as a member of the Audit Committee. He has been an independent residential and commercial real estate investor since 1991. From 1973 to 1991 he served as chairman of the public accounting firm Martin, Dolan and Holton in Richmond, Virginia. He began his career as an auditor at Ernst and Ernst. He holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant. Mr. Martin also serves on the board and as chairman of the audit committee for Comstock Resources, Inc. (NYSE: CRK), an independent energy company engaged in oil and gas acquisitions, exploration and development. Mr. Martin served on the board and as chairman of the audit committee for Bois d'Arc Energy, Inc. (NYSE: BDE) until its merger into Stone Energy Corporation (NYSE: SGY) in 2008. Mr. Martin also serves on the board as chairman of the audit committee of Garrison Capital, LLC, a private company that is a middle market credit and asset based investor. Mr. Martin also has served as a director of Crosstex Energy GP, LLC since January 2006. Mr. Martin's accounting and financial experience, experience on audit committees of other public companies, and related industry experience, among other factors, led the Board to conclude that he should serve as a director.

James C. Crain, age 63, director since 2006.

Mr. Crain joined Crosstex Energy, Inc. as a director in July 2006. He currently serves as a member of the Audit Committee and Finance Committee of our Board and as chairman of the Governance Committee of our Board. Since 1989, Mr. Crain has served as president of Marsh Operating Company, where he has worked since 1984, an investment management company focusing on energy investing, and since 1997 as general partner of Valmora Partners, L.P., a private investment partnership. Prior to Marsh, he served as a partner in the law firm of Jenkens & Gilchrist. Mr. Crain also serves on the boards of GeoMet, Inc. (NASDAQ: GMET), and Approach Resources, Inc. (NASDAQ: AREX). Mr. Crain served as a director of Crusader Energy Group, Inc. (AMEX: KRU) until December 2009. Mr. Crain also served as a director of Crosstex Energy GP, LLC from December 2005 to August 2008. He graduated from the University of Texas at Austin with a B.B.A. degree, a master of professional accounting and a doctor of jurisprudence. Mr. Crain's legal background and his experience in the oil and natural gas industry, among other factors, led the Board to conclude that he should serve as a director.

CLASS WHOSE TERM EXPIRES IN 2014
Barry E. Davis, age 50, director since 1996.

As President, Chief Executive Officer and Chairman of the Board, Mr. Davis led the management buyout of the midstream assets of Comstock Natural Gas, Inc. in December 1996, which transaction resulted in the formation of our predecessor. Mr. Davis has served as director since our initial public offering in December 2002. Mr. Davis was President and Chief Operating Officer of Comstock Natural Gas and founder of Ventana Natural Gas, a gas marketing and pipeline company that was purchased by Comstock Natural Gas. Mr. Davis started Ventana Natural Gas in June 1992. Prior to starting Ventana, he was Vice President of Marketing and Project Development for Endevco, Inc. Before joining Endevco, Mr. Davis was employed by Enserch Exploration in the marketing group. Mr. Davis holds a B.B.A. in Finance from Texas Christian University. Mr. Davis also serves as Chairman of the Board of Directors of Crosstex Energy GP, LLC. Mr. Davis' leadership skills and experience in the midstream natural gas industry, among other factors, led the Board to conclude that he should serve as a director.

Robert F. Murchison, age 58, director since 2004.

Mr. Murchison joined us as a director upon the completion of our initial public offering in January 2004. He currently serves as chairman of the Compensation Committee of our Board and as a member of the Finance Committee and the Governance Committee of our Board. Mr. Murchison has been the President of the general partner of Murchison Capital Partners,  L.P., a private equity investment partnership, since 1992. Prior to founding Murchison Capital Partners, L.P., Mr. Murchison held various positions with Romacorp, Inc., the franchisor and operator of Tony Roma's restaurants, including Chief Executive Officer from 1984 to 1986 and Chairman of the Board of Directors from 1984 to 1993. He served as a director of Cenergy Corporation, an oil and gas exploration and production company, from 1984 to 1987, Conquest Exploration Company from 1987 to 1991 and has served as a director of TNW Corporation, a short line railroad holding company, since 1981, and Tecon Corporation, a holding company with holdings in real estate development and the fund of funds management business, since 1978. Mr. Murchison also served as a director of Crosstex Energy GP, LLC from December 2002 to May 2008. Mr. Murchison holds a bachelor's degree in history from Yale University. Mr. Murchison's investment experience and leadership skills, among other factors, led the Board to conclude that he should serve as a director.

 ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

"Independent" Directors

        Messrs. Crain, Echols, Lawrence, Lubar, Martin and Murchison qualify as "independent" in accordance with the published listing requirements of The NASDAQ Global Select Market ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        In addition, the members of the Audit Committee of our Board each qualify as "independent" under special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent" director. Messrs. Echols and Martin are the independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to their experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on such directors any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Board Committees

        Our Board has, and appoints the members of, standing Audit, Compensation, Finance and Governance Committees. Each member of the Audit, Compensation and Governance Committees is an independent director in accordance with NASDAQ standards described above. Each of the Board committees has a written charter approved by the Board. Copies of such charters are available to any person, free of charge, on our website at www.crosstexenergy.com.

        The Audit Committee of our Board is currently comprised of Messrs. Echols (chair), Crain and Martin. The Audit Committee assists our Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee held 5 meetings in 2011.

        The Compensation Committee of our Board is currently comprised of Messrs. Murchison (chair) and Martin. The Compensation Committee oversees compensation decisions for our officers as well as the compensation plans described herein. The Compensation Committee held 3 meetings in 2011.

        The Finance Committee of our Board is comprised of Messrs. Echols (chair), Crain and Murchison. The Finance Committee assists our Board in discharging its duties in connection with financial planning and significant financial transactions, and is directly responsible for reviewing and evaluating dividend policy, transactions that involve issuance of equity or debt securities, oversight of credit facilities, and review of material transactions. The Finance Committee held 3 meetings in 2011.

        The Governance Committee, comprised of Messrs. Crain (chair), Lubar and Murchison, reviews matters involving governance, including assessing the effectiveness of current policies, monitoring industry developments, developing director selection criteria, recommending director nominees, recommending committee structures within the Board, managing the assessment process of the Board and individual directors, annually reviewing and recommending the compensation of directors and performing other duties as delegated from time to time. The Governance Committee held 3 meetings in 2011.

        Our Governance Committee identifies and recommends qualified candidates to serve as nominees for director. When identifying director nominees, the Governance Committee may consider, among other factors, the person's reputation, integrity and independence from us; skills and business, government or other professional acumen, bearing in mind the composition of our Board and the current state of our company and the industry generally; the number of other public companies for which the person serves as director; the diversity of the Board members' backgrounds and professional experience; and the availability of the person's time and commitment to us. The same criteria will be evaluated with respect to candidates recommended by stockholders. In the case of current directors being considered for re-election, the Governance Committee will also take into account the director's tenure as a member of our Board, the director's history of attendance at meetings of the Board and committees thereof and the director's preparation for and participation in such meetings.

        The Governance Committee also considers nominees recommended by stockholders as candidates for election to our Board. A stockholder wishing to nominate a candidate for election to the Board at the annual meeting of stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. The notice of nomination must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board membership. We may require that the proposed nominee furnish additional information in order to determine that person's eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded.

        Following identification of the need to replace a director, add a director or re-elect a director to our Board, and considering the above criteria and any stockholder recommendations, the Governance Committee will recommend to our Board one or more nominees, as appropriate, for consideration by the full Board. Following such consideration, our Board will submit its recommended nominees to the shareholders for election.

Board Meetings and Attendance

        Our Board met 11 times in 2011. All incumbent directors attended in excess of 75% of the total number of meetings of our Board and committees of our Board on which they served. Our Board does not currently have a policy with regard to attendance of Board members at the annual meeting of stockholders and one member of our Board attended our annual meeting of stockholders in 2011.

Stockholder Communications with Directors

        Our Board has approved the following process for our stockholders and other security holders to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director or the non-management directors of our Board as a group, a stockholder can send written communications to our Board by mail addressed to:

  Board of Directors
  Crosstex Energy, Inc.
  2501 Cedar Springs Rd.
  Dallas, Texas 75201

  Or by electronic mail to:

  Board.member@crosstexenergy.com

        Communications addressed to our Board will be received by our Corporate Secretary's office. Our Corporate Secretary will:

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  refer substantiated allegations of improper accounting, internal controls or auditing matters affecting us to the Chairman of our Audit Committee;

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  refer substantiated allegations of other improper conduct affecting us to the Chairman of the Board;

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  advise the Board at its regularly scheduled meetings of significant stockholder communications; and

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  refer questions concerning our products, services and human resources issues to the appropriate department in our company for a response.

        Individuals may communicate with non-management directors by sending written communications to the address listed above to the attention of the Lead Director of the Board, who is a non-management director.

Board Leadership Structure and Risk Oversight

        The Board has no policy that requires that the positions of the Chairman of the Board (the "Chairman") and the Chief Executive Officer be separate or that they be held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, including the composition, skills, and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates, and governance efficiency. Based on these factors, the Board has elected Barry E. Davis to serve as our Chairman and Chief Executive Officer, and elected Bryan H. Lawrence to serve as Lead Director. The Board believes this is the most appropriate structure for the Company at this time because it makes the best use of Mr. Lawrence's skills and experience, while enhancing Mr. Davis' ability to lead decisively and communicate the Company's message and strategy clearly and consistently to its shareholders, employees, and customers.

        The Board has adopted the following principles regarding the duties of the Chairman and the Lead Director:

Chairman:

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  developing agendas in consultation with management, the Lead Director, and other directors, and presiding over Board meetings;

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  taking the lead in developing short- and long-term goals for management in consultation with the entire Board and evaluating progress in meeting expectations;

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  conducting shareholders' meetings; and

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  taking the lead in ensuring Board compliance with corporate governance policies and in setting the tone for ethical business conduct.

Lead Director:

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  serving as a liaison (at the request of any Board member or the Chairman) between the independent directors and management on sensitive issues;

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  providing input to and assisting the Chairman in his duties;

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  coordinating with the Chairman regarding information to be provided to the independent directors in performing their duties;

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  chairing the executive sessions of directors;

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  coordinating with the Governance Committee on director, committee and committee chair appointments; and

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  serving as a sounding board to the Chairman regarding matters that are appropriate or ripe for Board review or Board action, and materials provided for Board discussions.

        The Board is responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company's business and to assess the mitigation of those risks. The Audit Committee has reviewed the risk assessments with management and provided reports to the Board regarding the internal risk assessment processes, the risks identified, and the mitigation strategies planned or in place to address the risks in the business. The Board and the Audit Committee each provide insight into the issues, based on the experience of their members, and provide constructive challenges to management's assumptions and assertions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Crosstex Energy, L.P.

        General.    We own (directly and indirectly) 16,414,830 common units, representing an approximate 25.0% limited partnership interest, in Crosstex Energy, L.P. (the "Partnership"), the 2.0% general partner interest in the Partnership and the incentive distribution rights in the Partnership. Our ability, as owner of the Partnership's general partner, to manage and operate Crosstex Energy, L.P. and our ownership of an approximate 25.0% limited partner interest effectively gives us the ability to veto some of the Partnership's actions and to control its management. We pay the Partnership a fee for administrative and compensation costs incurred by the Partnership on our behalf. During 2011, this fee was approximately $0.07 million per month.

        Omnibus Agreement.    Concurrent with the closing of the Partnership's initial public offering, we entered into an agreement with it, Crosstex Energy GP, LLC and the Partnership's former general partner that governs potential competition among us and the other parties to the agreement. We agreed, for so long as the Partnership's general partner or any of our affiliates is a general partner of the Partnership, not to engage in the business of gathering, transmitting, treating, processing, storing and marketing of natural gas and the transportation, fractionation, storing and marketing of natural gas liquids unless we first offer the Partnership the opportunity to engage in this activity or acquire this business, and the board of directors of Crosstex Energy GP, LLC, with the concurrence of its conflicts committee, elects to cause it not to pursue such opportunity or acquisition. In addition, we have the ability to purchase a business that has a competing natural gas gathering, transmitting, treating, processing and producer services business if the competing business does not represent the majority in value of the business to be acquired and we offer the Partnership the opportunity to purchase the competing operations following the acquisition. The noncompetition restrictions in the omnibus agreement do not apply to the assets retained and business conducted by us at the closing of the Partnership's initial public offering. Except as provided above, we and our controlled affiliates are not prohibited from engaging in activities that compete directly with the Partnership.

Related Party Transactions

        Reimbursement of Costs to the Partnership.    We paid the Partnership $0.8 million, $0.8 million and $0.8 million during the years ended December 31, 2011, 2010 and 2009, respectively, to cover our portion of the administrative and compensation costs for officers and employees that perform services for us. The reimbursement to the Partnership to cover the portion of administrative and compensation costs for officers and employees is evaluated on an annual basis. Officers and employees that perform services for Crosstex Energy, Inc. provide an estimate of the portion of their time devoted to such services. A portion of their annual compensation (including bonuses, payroll taxes and other benefit costs) is allocated to us for reimbursement based on these time estimates. In addition, an administrative burden is added to such costs to reimburse the Partnership for additional support costs, including, but not limited to, consideration for rent, office support and information service support.

        Approval and Review of Related Party Transactions.    If we contemplate entering into a transaction, other than a routine or in the ordinary course of business transaction, in which a related person will have a direct or indirect material interest, the proposed transaction is submitted for consideration to our Board or our senior management, as appropriate.

Renunciation of Opportunities

        In our restated charter and in accordance with Delaware law, we have renounced any interest or expectancy we may have in, or in being offered an opportunity to participate in, any business opportunities, including any opportunities within those classes of opportunity currently pursued by the Partnership, presented:

  •
  to persons who are officers or directors of us or who, on October 1, 2003, were, and at the time of presentation are, stockholders of us (or to persons who are affiliates or associates of such officers, directors or stockholders), if we are prohibited from participating in such opportunities by the omnibus agreement; or

  •
  to two former affiliated stockholders, Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P., or any other investment fund sponsored or managed by Yorktown Partners, LLC, including any fund still to be formed, or to any of our directors who is an affiliate or designate of these entities.

        As a result of this renunciation, these officers, directors and stockholders should not be deemed to be breaching any fiduciary duty to us if they or their affiliates or associates pursue opportunities presented as described above.

Crosstex Energy, L.P.'s General Partner

        The Partnership's general partner does not receive any management fee or other compensation in connection with its management of the Partnership's business, but it is reimbursed for all direct and indirect expenses incurred on its behalf. These expenses include the costs of employee, officer and director compensation and benefits properly allocable to the Partnership, and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership. The partnership agreement provides that the general partner will determine the expenses that are allocable to the Partnership in any reasonable manner determined by the general partner in its sole discretion.

        The Partnership's general partner owns a 2.0% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership. The Partnership's general partner is entitled to receive incentive distributions if the amount the Partnership distributes with respect to any quarter exceeds levels specified in the partnership agreement. Under the quarterly incentive distribution provisions, generally the general partner is entitled to 13% of the amounts the Partnership distributes in excess of $0.25 per unit, 23% of the amounts the Partnership distributes in excess of $0.3125 per unit and 48% of amounts the Partnership distributes in excess of $0.375 per unit.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Crosstex Energy, Inc.

        The following table shows the beneficial ownership of our Common Stock as of February 14, 2012, held by:

  •
  each person who beneficially owns 5% or more of the stock then outstanding;

  •
  all of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and named executive officers as a group.

        The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, if any, held by that person that were exercisable on February 14, 2012 or would be exercisable within 60 days following February 14, 2012 are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and unless otherwise indicated, each stockholder has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentages reflected in the table below are based on a total of 47,389,723 shares of Common Stock outstanding as of February 14, 2012.

Name of Beneficial Owner(1)	Shares of Common Stock	Percent
Harbinger Group, Inc.(2)	7,000,000	14.77%
Chickasaw Capital Management, LLC(3)	2,960,595	6.25%
Dimensional Fund Advisors LP(3)	2,721,730	5.74%
Vanguard Group, Inc.(3)	2,369,334	5.00%
Lubar Nominees(4)	1,865,162	3.96%
Lubar Equity Fund, LLC(4)	535,471	1.14%
Lubar Family Foundation, Inc.(4)	127,800	*
Barry E. Davis	1,655,919	3.51%
William W. Davis	218,945	*
Joe A. Davis	85,194	*
Stan Golemon	24,560	*
Michael J. Garberding	20,066	*
James C. Crain(5)	37,951	*
Leldon E. Echols	15,726	*
Bryan H. Lawrence	1,720,267	3.65%
Sheldon B. Lubar(4)	29,641	*
Cecil E. Martin	5,726	*
Robert F. Murchison(6)	260,803	*
All directors and executive officers as group (11 persons)	6,604,231	14.00%

*
Less than 1%.

(1)
The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201, except for Harbinger Group, Inc. which is 450 Park Avenue, 30th Floor, New York, New York 10022; Chickasaw Capital Management, LLC which is 6075 Poplar Ave., Suite 402 Memphis, TN 38119; Dimensional Fund Advisors LP which is Palisades West, Bldg. One, 6300 Bee Cave Road, Austin, Texas 78746; Vanguard Group, Inc. which is

  100 Vanguard Blvd., Malvern, PA 19355; Lubar Nominees, Lubar Equity Fund, LLC, Lubar Family Foundation, Inc., and Mr. Lubar, which is 700 N. Water St., Suite 1200, Milwaukee, Wisconsin 53202; and Mr. Lawrence, which is 410 Park Avenue, New York, New York 10022.

(2)
As reported on schedule 13D filed with the SEC in a joint filing with Phillip Falcone. Such persons report shared voting and dispositive power with respect to the shares.

(3)
As reported on Schedule 13G filed with the SEC.

(4)
Sheldon B. Lubar is a general partner of Lubar Nominees and a director of the manager of Lubar Equity Fund, LLC, and a governing manager of the Lubar Family Foundation, Inc., and may be deemed to beneficially own the shares held by these entities.

(5)
1,000 of these shares are held by the James C. Crain Trust.

(6)
169,462 shares are held by Murchison Capital Partners, L.P. Mr. Murchison is the President of the Murchison Management Corp., which serves as the general partner of Murchison Capital Partners, L.P.

Crosstex Energy, L.P.

        The following table shows the beneficial ownership of units of Crosstex Energy, L.P. as of February 14, 2012, held by:

  •
  each person who beneficially owns 5% or more of any class of units then outstanding;

  •
  all the directors of Crosstex Energy GP, LLC;

  •
  each named executive officer of Crosstex Energy GP, LLC; and

  •
  all the directors and named executive officers of Crosstex Energy GP, LLC as a group.

        Percentages reflected in the table are based upon a total of 50,863,334 common units and 14,705,882 Series A Convertible Preferred units as of February 14, 2012.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Series A Convertible Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Total Units Beneficially Owned	Percentage of Total Units Beneficially Owned
Crosstex Energy, Inc.	16,414,830	32.27%	—	—	16,414,830	25.03%
GSO Crosstex Holdings LLC(2)	1,002,800	1.97%	14,705,882	100.00%	15,708,682	23.96%
Swank Capital, L.L.C.(3)	3,367,443	6.62%	—	—	3,367,443	5.14%
Barry E. Davis(4)	315,938	*	—	—	315,938	*
William W. Davis(4)	78,585	*	—	—	78,585	*
Joe A. Davis(4)	37,472	*	—	—	37,472	*
Stan Golemon(4)	25,861	*	—	—	25,861	*
Michael J. Garberding(4)	18,747	*	—	—	18,747	*
Rhys J. Best(5)	95,825	*	—	—	95,825	*
Leldon E. Echols(4)	14,837	*	—	—	14,837	*
Bryan H. Lawrence(4)	—	—	—	—	—	—
Sheldon B. Lubar(4)	—	*	—	—	—	*
Cecil E. Martin(4)	23,247	*	—	—	23,247	*
D. Dwight Scott	—	—	—	—	—	—
Kyle D. Vann	66,673	*	—	—	66,673	*
All directors and executive officers as a group (12 persons)	677,185	1.33%	—	—	677,185	1.03%

*
Less than 1%

(1)
The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201, except for GSO Crosstex Holdings LLC, which is 280 Park Avenue, 11th Floor, New York, NY 10017; Swank Capital, L.L.C., which is 8117 Preston Rd., Suite 440, Dallas, Texas 75225; Mr. Lubar, which is 700 N. Water St., Suite 1200, Milwaukee, Wisconsin 53202; and Mr. Lawrence, which is 410 Park Avenue, New York, New York 10022.

(2)
As reported on Schedule 13D and Form 4 filed with the SEC in joint filings with Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Associates LLC, Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, GSO Holdings I LLC, Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C., Stephen A. Schwarzman, GSO Capital Partners LP, GSO Advisor Holdings L.L.C., GSO Special Situation Fund LP, and GSO Special Situations Overseas Master Fund Ltd.

(3)
As reported on Schedule 13G filed with the SEC in a joint filing with Cushing MLP Asset Management, LP, and Jerry V. Swank. Such persons report shared voting and dispositive power with respect to the units.

(4)
These individuals each hold an ownership interest in Crosstex Energy, Inc. as indicated in the table above.

(5)
Of these units, 10,000 are held by the Best Grandchildren's Trust, 20,000 are held by the Anne E. Stone Trust, and 20,000 are held by the Paul Best Trust. The beneficiaries of these trusts are members of Mr. Best's family.

 EXECUTIVE COMPENSATION

        Our named executive officers also serve as executive officers of Crosstex Energy GP, LLC, our wholly owned subsidiary and the general partner of Crosstex Energy, L.P., and the compensation of the named executive officers discussed below reflects total compensation for services to all Crosstex entities. We pay all expenses incurred on our behalf, including the costs of employee, officer and director compensation and benefits, as well as all other expenses necessary or appropriate to the conduct of our business. We currently pay a monthly fee to Crosstex Energy, L.P. to cover our portion of administrative and compensation costs, including compensation costs relating to the named executive officers.

        Based on the information that we track regarding the amount of time spent by each of our named executive officers on business matters relating to Crosstex Energy, Inc., we estimate that such officers devoted the following percentage of their time to the business of Crosstex Energy, Inc. and to Crosstex Energy, L.P., respectively, for 2011:

Executive Officer or Director	Percentage of Time Devoted to Business of Crosstex Energy, Inc.	Percentage of Time Devoted to Business of Crosstex Energy, L.P.
Barry E. Davis	17%	83%
William W. Davis	17%	83%
Joe A. Davis	12%	88%
Michael J. Garberding	11%	89%
Stan Golemon	—	100%

Compensation Committee Report

        Each member of Crosstex Energy, Inc.'s Compensation Committee is an independent director in accordance with NASDAQ standards. The Compensation Committee has reviewed and discussed with management the following section titled "Compensation Discussion and Analysis." Based upon its review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

  Robert F. Murchison (Chairman)
  Cecil E. Martin Jr.

Compensation Discussion and Analysis

        The Charter of the Compensation Committee (the "Committee") of the Board includes the following:

  •
  The Committee has general oversight responsibility for the Company's compensation plans, policies and programs. This general oversight responsibility includes reviewing and approving compensation policies and practices for all employees, overall payroll, bonus plans, overall bonus payouts, setting bonus targets, and other general compensation matters.

  •
  Not less than annually, the Committee will review the Company's executive compensation plans and policies. The Committee will review the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, the other executive officers, and each other senior officer that the Committee or the Board may designate (collectively referred to as the "Executive Officers"). The Committee will evaluate the performance of the Chief Executive Officer, and together with the Chief Executive Officer, the performance of each other Executive Officer. The Committee will at least annually review each Executive Officer's base compensation, bonus, awards under the Company's Long Term Incentive Plans, and any other compensation, and make recommendations to the Board regarding each Executive Officer's compensation.

  •
  The Committee will review and oversee the Company's succession plans and leadership development programs for the Chief Executive Officer and the other Executive Officers, including reviewing from time to time reports and presentations regarding human resources, executive development, staffing, training, performance management, career development and other related matters as necessary.

  •
  The Committee will review and approve the terms of any employment contracts, severance agreements, or other contracts with any Executive Officer, provided that the Board reserves to itself the approval of the compensation of the Executive Officers.

        In order to compete effectively in our industry, it is critical that we attract, retain and motivate leaders that are best positioned to deliver financial and operational results that benefit our stockholders. It is the Committee's responsibility to design and administer compensation programs that achieve these goals, and to make recommendations to the Board to approve and adopt these programs.

Compensation Philosophy and Principles

        Our executive compensation is designed to attract, retain and motivate top-tier executives, and align their individual interests with the interests of the stockholders. The compensation of each of our executives is comprised of base salary, bonus opportunity and restricted equity grants or option awards under long term incentive plans. The Committee's philosophy is to generally target the 50th percentile of our Peer Group (discussed below) for base salaries, target the 50th percentile of our Peer Group for bonuses (but retain discretion to reduce or increase bonus amounts to address individual performance), and to provide executives the opportunity to earn long-term compensation, in the form of equity, in the top quartile relative to our Peer Group.

        The Committee considers the following principles in determining the total compensation of the named executive officers:

  •
  in order to achieve our goals, it is critical that we attract, retain and motivate highly qualified executive officers;

  •
  base salary and bonus opportunities must be competitive in order to attract, retain and motivate highly qualified executive officers;

  •
  equity incentive compensation should represent a significant portion of the executive's total compensation in order to retain and incentivize highly qualified executives, and align their individual long term interests with the interests of stockholders;

  •
  compensation programs must be sufficiently flexible to address special circumstances, which have included payments under retention plans specifically targeted to retain highly qualified officers during challenging times; and

  •
  the overall compensation program should drive performance and reward contributions in support of our business strategies and achievements.

Compensation Methodology

        Annually, the Committee reviews our executive compensation program in total and each element of compensation specifically. The review includes an analysis of the compensation practices of other companies in our industry, the competitive market for executive talent, the evolving demands of the business, specific challenges that we may face, and individual contributions. The Committee recommends to the Board adjustments to the overall compensation program and to its individual components as the Committee determines necessary to achieve our goals. The Committee periodically retains consultants to assist in its review and to provide input regarding its compensation program and each of its elements. In making compensation decisions, the Committee considered the outcome of last year's advisory stockholder vote on our executive officers' compensation. At last year's annual meeting, a large majority of stockholders who voted on the "say-on-pay" proposal approved the compensation of our executive officers. The Committee believes that this stockholder vote indicates strong support for our executive compensation program.

        In 2011, the Committee retained Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant to conduct a compensation review and advise the Committee on certain matters relating to compensation programs applicable to the named executive officers and other employees of Crosstex Energy GP, LLC. Meridian provided a report and presentation to the Committee regarding the compensation programs of the Crosstex entities in July of 2011.

        With respect to compensation objectives and decisions regarding the named executive officers for fiscal 2011, the Committee has reviewed market data with respect to peer companies provided by Meridian in determining relevant compensation levels and compensation program elements for our named executive officers, including establishing their respective base salaries. In addition, Meridian has also provided guidance on current industry best practices to the Committee. The market data that we reviewed included the base salaries paid to executive officers in similar positions at our peer companies, as well as a comparison of the mix of total compensation (including base salary, bonus structure, bonus methodology and short and long-term compensation elements) paid to executive officers in similar positions at such companies. For 2011, we identified the following companies as "Peer Companies" for comparison purposes: Atlas Pipeline Partners, L.P., DCP Midstream Partners, L.P., Energy Transfer Partners, L.P., Enbridge Energy Partners, L.P., ONEOK Partners, L.P., Magellan Midstream Holdings, L.P., Targa Resources Partners LP, Copano Energy, LLC, Regency Energy Partners, L.P., MarkWest Energy Partners, L.P., Boardwalk Pipeline Partners, L.P., Atmos Energy Corporation, Western Gas Partners, L.P., El Paso Corporation, Pioneer Natural Resources Company, Plains Exploration & Production Company, Plains All American Pipeline, L.P., and Range Resources Corporation. We believe that this group of companies is representative of the industry in which we operate and the individual companies were chosen because of such companies' relative position in our industry, their relative size/market capitalization, the relative complexity of the business, similar organizational structure, competition for similar executive talent, and the named executive officers' roles and responsibilities.

        In addition, the Committee has reviewed various relevant compensation surveys with respect to determining compensation for the named executive officers. In determining the long-term incentive component of compensation of our senior executives (including the named executive officers), the Committee considers individual performance and relative equity holder benefit, the value of similar incentive awards to senior executives at comparable companies, awards made to the company's senior executives in past years, the value of all unvested awards held by the executive, and such other factors as the Committee deems relevant.

Elements of Compensation

        The primary elements of our compensation program are a combination of annual cash and long-term equity-based compensation. For fiscal year 2011, the principal elements of compensation for the named executive officers were the following:

  •
  base salary;

  •
  bonuses and annual cash bonus plan awards;

  •
  long-term incentive plan awards; and

  •
  retirement and health benefits.

        The Committee reviews and makes recommendations regarding the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, cash bonus awards, awards under the long-term incentive plan, retirement and health benefits and perquisites and other compensation fit our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies that we require.

        Base Salary.    The Committee recommends base salaries for the named executive officers based on the historical salaries for services rendered to us and our affiliates, market data and responsibilities of the named executive officers. Salaries are generally determined by considering the employee's performance and prevailing levels of compensation in areas in which a particular employee works. As discussed above, except with respect to the monthly reimbursement payment that we make to Crosstex Energy, L.P., all of the base salaries of the named executive officers were allocated to Crosstex Energy, L.P. as general and administration expenses. The base salaries paid to our named executive officers during fiscal year 2011 are shown in the Summary Compensation Table on page 26. Effective January 1, 2012, the base salaries payable to our named executive officers were adjusted to equal the following: Barry E. Davis $500,000; William W. Davis $385,000; Joe A. Davis $335,000; Michael J. Garberding $290,000 and Stan Golemon $275,000.

        Bonuses and Annual Cash Bonus Plan Awards.    The Committee oversees the Annual Cash Bonus Plan and makes recommendations regarding cash bonuses to be awarded to each of the named executive officers. The Annual Cash Bonus Plan is applicable to all employees. Under the plan, bonuses are awarded to our named executive officers based on a formulaic approach that utilizes a performance metric that is tied to the adjusted EBITDA (defined as net income plus interest expense, provision for income taxes and depreciation and amortization expense, impairments, stock-based compensation, loss on extinguishment of debt, (gain) loss on noncash derivatives, transaction costs associated with successful transactions, minority interest, certain severance and exit expenses, and accrued legal judgments under appeal; less (income) loss from discontinued operations and gain on sale of assets related to discontinued operations) of Crosstex Energy, L.P. The same adjusted EBITDA performance metric is used as a guideline for bonuses for all employees. The adjusted EBITDA goals are determined at the beginning of the year by our Board, upon the recommendation of the Committee. Discretionary bonuses in addition to bonuses under the Annual Cash Bonus Plan are awarded from time to time by the Committee to reward outstanding service to the Company.

        The final amount of cash bonus for each named executive officer is determined at the discretion of the Committee, based upon the Committee's assessment of the executive's meeting his or her performance objectives established at the beginning of the performance period. These performance objectives include the quality of leadership within the named executive officer's assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer and the named executive officer's contribution to, and enhancement of, the desired company culture. These performance objectives are reviewed and evaluated by our Committee as a whole. All of our named executive officers met or exceeded their personal performance objectives for 2011.

        The Committee believes that a portion of executive compensation must remain discretionary, and exercises its discretion with respect to a portion of the cash bonus awards payable to its named executive officers. The Committee may exercise its discretion to reduce the amount calculated under the formula as described above, or to supplement the amount to reward or address extraordinary individual performance, challenges and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.

        Target adjusted EBITDA is based upon a standard of reasonable market expectations and company performance, and varies from year to year. Several factors are reviewed in determining target adjusted EBITDA, including market expectations, internal forecasts and available investment opportunities. For 2011, our adjusted EBITDA levels for bonuses were $175.0 million for minimum bonuses, $205.0 million for target bonuses and $235.0 million for maximum bonuses. The 2011 plan provided for named executive officers to receive bonus payouts of 8% to 20% of base salary at the minimum threshold, payouts ranging from 40% to 100% of base salary at the target level and payouts ranging from 72% to 180% of base salary at the maximum level. We exceeded the target adjusted EBITDA in 2011.

        For 2012, the Board has approved a continuation of the Annual Cash Bonus Plan with adjusted EBITDA as the performance metric. Under the 2012 plan, bonuses will be determined based on adjusted EBITDA levels ranging from a threshold of $200.0 million to a maximum of $250.0 million, with a target adjusted EBITDA of $225.0 million.

        Long-Term Incentive Plans.    Our officers and directors are eligible to participate in long-term incentive plans adopted by each of Crosstex Energy, Inc. and Crosstex Energy GP, LLC. We believe that equity awards are instrumental in attracting, retaining, and motivating employees, and align the interests of our officers and directors with the interests of the stockholders. Our Board, at the recommendation of the Committee, approves the grants of our stock or options to our executive officers. The Committee believes that equity compensation should comprise a significant portion of a named executive officer's compensation, and considers a number of factors when determining the grants to each individual. The considerations include: the general goal of allowing the named executive officer the opportunity to earn aggregate equity compensation (comprised of our stock and Partnership units) in the upper quartile of our Peer Group; the amount of unvested equity held by the individual executive; the executive's performance; and other factors as determined by the Committee. A discussion of each plan follows:

        Crosstex Energy, Inc. Long-Term Incentive Plans.    The Company's long-term incentive plans provide for the award of stock options and restricted stock (collectively, "Awards") for up to 7,190,000 shares of Common Stock. As of January 1, 2012, approximately 1,642,396 shares remained available under the long-term incentive plans for future issuance to participants. A participant may not receive in any calendar year options relating to more than 250,000 shares of Common Stock. The maximum number of shares set forth above are subject to appropriate adjustment in the event of a recapitalization of our capital structure or our reorganization. Shares of common stock underlying Awards that are forfeited terminated or expire unexercised become immediately available for additional Awards under the long-term incentive plan.

        The Committee administers the long-term incentive plans. The administrator has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award, the exercisability thereof and the form of consideration payable upon exercise. In addition, the administrator has the authority to grant waivers of long-term incentive plan terms, conditions, restrictions and limitations, and to amend, suspend or terminate the plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the plan without the consent of the holder. Awards may be granted to employees, consultants and outside directors of our Board.

        The Committee will determine the type or types of Awards made under the plans and will designate the individuals who are to be the recipients of Awards. Each Award may be embodied in an agreement containing such terms, conditions and limitations as determined by the Committee. Awards may be granted singly or in combination. Awards to participants may also be made in combination with, in replacement of, or as alternatives to, grants or rights under the plans or any other employee benefit plan of the company. All or part of an Award may be subject to conditions established by the Committee, including continuous service with the company.

  •
  Stock Options.  Stock options are rights to purchase a specified number of shares of common stock at a specified price. An option granted pursuant to the plan may consist of either an incentive stock option that complies with the requirements of section 422 of the Code, or a nonqualified stock option that does not comply with such requirements. Only employees may receive incentive stock options and such options must have an exercise price per share that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant. Nonqualified stock options also must have an exercise price per share that is not less than the fair market value of the common stock underlying the option on the date of grant. The exercise price of an option must be paid in full at the time an option is exercised.

  •
  Restricted Stock Awards.  Stock awards consist of restricted shares of our common stock. The Committee will determine the terms, conditions and limitations applicable to any restricted stock awards. Rights to dividends or dividend equivalents may be extended to and made part of any stock award at the discretion of the Committee. Restricted stock awards will have a vesting period established in the sole discretion of the Committee, provided that the Committee may provide for earlier vesting by reason of death, disability, retirement or otherwise.

  •
  Performance Shares.  A performance share represents a contractual commitment to grant restricted shares in the future if certain conditions are satisfied. In the past, performance share agreements have only been entered into with members of our senior management. We did not grant any performance share agreements in 2011. Under the terms of past performance share agreements, to be eligible to receive the restricted shares, the executive officer must continuously be employed from the date of the agreement through January 1 of the third calendar year following such date, and no shares will be credited to an award recipient under our long term incentive plan until such future date. Each agreement provides for a target number of shares that are to be granted in the future. As of January 1, 2012, no performance shares granted remained outstanding.

        The Board may amend, modify, suspend or terminate the long-term incentive plans for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant to any Award may be made without the consent of such participant, and no amendment requiring stockholder approval under any applicable legal requirements will be effective until such approval has been obtained. No incentive stock options may be granted after the tenth anniversary of the effective date of the plan.

        In the event of any corporate transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, our Board shall substitute or adjust, as applicable: (i) the number of shares of common stock reserved under the plans and the number of shares of common stock available for issuance pursuant to specific types of Awards as described in the plans, (ii) the number of shares of common stock covered by outstanding Awards, (iii) the grant price or other price in respect of such Awards and (iv) the appropriate fair market value and other price determinations for such Awards, in order to reflect such transactions, provided that such adjustments shall only be such that are necessary to maintain the proportionate interest of the holders of Awards and preserve, without increasing, the value of such Awards.

        The total value of the equity compensation granted to our executive officers generally has been awarded 50% in restricted units of Crosstex Energy, L.P. and 50% in our restricted stock. In addition, our executive officers may receive additional grants of equity compensation in certain circumstances, such as promotions. For fiscal year 2011, we granted 75,067, 47,723, 33,609, 41,604 and 23,085 restricted shares to Barry E. Davis, William W. Davis, Joe A. Davis, Michael J. Garberding and Stan Golemon, respectively. All performance and restricted shares that we grant are charged against earnings according to FASB Accounting Standards Codification 718—"Compensation—Stock Compensation".

        Crosstex Energy GP, LLC Long-Term Incentive Plan.    Crosstex Energy GP, LLC has adopted a long-term incentive plan for employees and directors of Crosstex Energy GP, LLC and its affiliates who perform services for it. The long-term incentive plan is administered by the Compensation Committee of

Crosstex Energy GP, LLC's board of directors and permits the grant of awards covering an aggregate of 5,600,000 common units, which may be awarded in the form of restricted units or unit options. Of the 5,600,000 common units that may be awarded under the long-term incentive plan, 1,157,163 common units remain eligible for future grants by Crosstex Energy GP, LLC as of January 1, 2012. The long-term compensation structure is intended to align the employee's performance with long-term performance for Crosstex Energy, L.P.'s unitholders.

        Crosstex Energy GP, LLC's board of directors in its discretion may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Crosstex Energy GP, LLC's board of directors also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted subject to the approval requirements of the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.

  •
  Unit Options.  The long-term incentive plan currently permits the grant of options covering common units. Under current policy all unit option grants will have an exercise price equal to or more than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Committee. In addition, the unit options will become exercisable upon a change in control of Crosstex Energy, L.P. or its general partner, as discussed below under "Potential Payments Upon a Change of Control or Termination." Upon exercise of a unit option, Crosstex Energy GP, LLC will acquire common units in the open market or directly from Crosstex Energy, L.P. or any other person or use common units already owned, or any combination of the foregoing. Crosstex Energy GP, LLC will be entitled to reimbursement by Crosstex Energy, L.P. for the difference between the cost incurred by it in acquiring these common units and the proceeds received by it from an optionee at the time of exercise. Thus, the cost of the unit options will be borne by Crosstex Energy, L.P. If Crosstex Energy, L.P. issues new common units upon exercise of the unit options, the total number of common units outstanding will increase, and Crosstex Energy GP, LLC will pay Crosstex Energy, L.P. the proceeds it received from the optionee upon exercise of the unit option. The unit option plan has been designed to furnish additional compensation to employees and directors and to align their economic interests with those of common unitholders.

  •
  Restricted Units.  A restricted unit is a "phantom" unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit. In the future, the Committee may make grants under the plan to employees and directors containing such terms as it shall determine under the plan. The Committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of Crosstex Energy, L.P. or its general partner, as discussed below under "Potential Payments Upon a Change of Control or Termination." Common units to be delivered upon the vesting of restricted units may be common units acquired by Crosstex Energy GP, LLC in the open market, common units already owned by Crosstex Energy GP, LLC, common units acquired by Crosstex Energy GP, LLC directly from Crosstex Energy, L.P. or any other person or any combination of the foregoing. Crosstex Energy GP, LLC will be entitled to reimbursement by Crosstex Energy, L.P. for the cost incurred in acquiring common units. If we issue new common units upon vesting of the restricted units, the total number of common units outstanding will increase. The Compensation Committee of the board of directors of Crosstex Energy GP, LLC, in its discretion, may grant tandem distribution equivalent rights with respect to restricted units which entitles the grantee to distributions attributable to the restricted units prior to vesting of such units. Crosstex Energy, L.P. intends the issuance of the common units upon vesting of the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, under current policy, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

  •
  Performance Units.  A performance unit represents a contractual commitment to grant restricted units in the future if certain conditions are satisfied. In the past performance unit agreements have only been entered into with members of Crosstex Energy GP, LLC's senior management. In 2011, no performance unit agreements were granted. Under the terms of past performance unit agreements, to be eligible to receive the restricted units, the executive officer must continuously be employed from the date of the agreement through January 1 of the third calendar year following such date, and no units will be credited to an award recipient under Crosstex Energy GP, LLC's long term incentive plan until such future date. Each agreement provides for a target number of units that are to be granted in the future. As of January 1, 2012, no performance units granted remained outstanding.

        The total value of the equity compensation granted to Crosstex Energy GP, LLC's named executive officers generally has been allocated 50% in restricted units of Crosstex Energy, L.P. and 50% in our restricted stock. For fiscal year 2011, Crosstex Energy GP, LLC granted 47,216, 30,186, 20,988, 26,833 and 14,616 restricted units to Barry E. Davis, William W. Davis, Joe A. Davis, Michael J. Garberding and Stan Golemon, respectively. All performance and restricted units that Crosstex Energy GP, LLC grants are charged against earnings according to FASB ASC 718.

        Retirement and Health Benefits.    We offer a variety of health and welfare and retirement programs to all eligible employees. The named executive officers are generally eligible for the same programs on the same basis as our other employees. We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax deferred basis. In 2011, we matched 100% of every dollar contributed for contributions of up to 6% of salary (not to exceed the maximum amount permitted by law) made by eligible participants. A portion of the retirement benefits provided to the named executive officers were allocated to us as general and administration expenses. Our executive officers are also eligible to participate in any additional retirement and health benefits available to our other employees.

        Perquisites and Other Compensation.    We generally do not pay for perquisites for any of the named executive officers, other than payment of dues, sales tax and related expenses for membership in an industry related private lunch club (totaling less than $2,500 per year per person).

Employment and Severance Agreements

        As of December 31, 2011, Barry E. Davis, William W. Davis, and Joe A. Davis had entered into employment agreements with Crosstex Energy GP, LLC with substantially similar provisions. Each of the employment agreements had a term of one year that automatically extended such that the remaining term of the agreements was not less than one year. The employment agreements included obligations not to disclose confidential information and also provided for a noncompetition period that continued for one year after termination of employment or the date on which the employee was no longer entitled to receive payments under the employment agreement. As of December 31, 2011, Michael J. Garberding and Stan Golemon were participants in the Crosstex Energy Services, L.P. Severance Pay Plan (the "Severance Plan"), which provides substantially similar severance benefits as the employment agreements described above if employment is terminated without cause or in the event of a change in control (as defined in the Severance Plan). Other members of senior management and certain other key leaders also participated in the Severance Plan.

        As of the date of this filing, all of our named executive officers and certain members of senior management have entered into new employment agreements with Crosstex Energy GP, LLC. These employment agreements are substantially similar with certain exceptions which are set forth in the following discussion. The term of the agreement for Barry E. Davis is three years, for William W. Davis,

Joe A. Davis and Michael J. Garberding is two years, and for the other members of senior management is one year with automatic extensions such that the remaining term of the agreements will not be less than one year. The employment agreements include obligations not to disclose confidential information and also provide for a noncompetition period that will continue after the termination of the employee's employment for one year for Barry E. Davis and for six months for the other executive officers and members of senior management. During the noncompetition period, the employees are generally prohibited from engaging in any business that competes with us or our affiliates in areas in which we conduct business as of the date of termination and from soliciting or inducing any of our employees to terminate their employment with us. The employment agreements provide a clawback of benefits if the confidential information or noncompetition provisions are breached by a terminated employee following a termination date. In the event of a termination, the terminated employee is required to execute a general release of the company in order to receive any benefits under the employment agreements. Michael J. Garberding, Stan Golemon, and the other members of senior management that have entered into employment agreements are no longer participants in the Severance Plan.

        Under the new employment agreements, employees receive their annual base salary and are eligible to participate in cash and equity incentive bonus programs based on criteria established by the Board. If an employee's employment is terminated without cause (as defined in the employment agreement), or is terminated by the employee for good reason (as defined in the employment agreement), or is terminated due to the employee's death or disability, the employment agreement provides that the employee will be paid (i) his or her base salary up to the date of termination, (ii) a pro-rata portion of the target amount of his or her annual bonus up to the date of termination, (iii) an amount equal to the cost to the employee for the premium for health insurance continuation under COBRA for an 18-month period, (iv) such other fringe benefits (other than any bonus, severance pay benefit, participation in the company's 401(k) employee benefit plan, or medical insurance benefit) normally provided to employees of the company as earned up to the date of termination, and (v) a lump sum severance amount equal to one year (two years in the case of the Chief Executive Officer) of the employee's then current base salary, plus one times (two times in the case of the Chief Executive Officer) the target annual bonus for the year of termination.

Potential Payments Upon a Change of Control or Termination

        As described above, the new employment agreements for our named executive officers and certain members of senior management provide for payment to be made to them under certain circumstances upon the termination of their employment. In connection with determining the type, amount and timing of the payment to be made upon the termination of employment under the employment agreements, the Committee reviewed available market information and identified those payments and provision that the Committee deemed to be appropriate for inclusion in the employment agreements. In the event of a termination by the Company without cause, or a termination by the employee for good reason, within 120 days prior to or one year following a change of control (as defined in the employment agreements), Barry E. Davis would be paid a lump sum severance amount equal to three years of his then current base salary plus three times the target annual bonus for the year of termination, and William W. Davis, Joe A. Davis and Michael J. Garberding would be paid a lump sum severance amount equal to two years of his then current base salary plus two times the target annual bonus for the year of termination.

        With respect to the long-term incentive plans, the amounts to be received by our named executive officers in the event of a change in control (as defined in the long-term incentive plans) will be automatically determined based on the number of unvested stock or unit awards or restricted stock or units held by a named executive officer at the time of a change in control. The terms of the long-term incentive plans were determined based on past practice and the Committee's understanding of similar plans utilized by public companies generally at the time we adopted such plans. The determination of the reasonable consequences of a change of control is periodically reviewed by the Committee.

        Upon a change in control, all granted units will automatically vest and become payable or exercisable, as the case may be, in full and any restricted periods or performance criteria shall terminate or be deemed to have been achieved at the maximum level.

        The potential payments that may be made to the named executive officers upon a termination of their employment or in connection with a change of control as of December 31, 2011 are set forth in the table in the section below entitled Payments Upon Termination or Change in Control.

Role of Executive Officers in Executive Compensation

        The Board, upon recommendation of the Committee, determines the compensation payable to each of the named executive officers. None of the named executive officers serves as a member of the Committee. Barry E. Davis, the Chief Executive Officer, reviews his recommendations regarding the compensation of his leadership team with the Committee, including specific recommendations for each element of compensation for the named executive officers. Barry E. Davis does not make any recommendations regarding his personal compensation.

Tax and Accounting Considerations

        The equity compensation grant policies of the Crosstex entities have been impacted by the implementation of FASB ASC 718, which we adopted effective January 1, 2006. Under this accounting pronouncement, we are required to value unvested unit options granted prior to our adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period. As a result, the Crosstex entities currently intend to discontinue grants of unit option and stock option awards and instead grant restricted unit and restricted stock awards to the named executive officers and other employees. The Crosstex entities have structured the compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. None of the named executive officers or other employees had non-performance based compensation paid in excess of the $1.0 million tax deduction limit contained in Internal Revenue Code Section 162(m).

Summary Compensation Table

        The following table sets forth certain compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Barry E. Davis	2011	460,000	545,882	1,418,773	—	—	—	195,958	(3)	2,620,613
President and Chief	2010	435,000	427,970	—	—	—	—	71,725		934,695
Executive Officer	2009	435,000	435,000	1,117,712	—	—	—	45,327		2,033,039
William W. Davis	2011	352,692	376,675	918,838	—	—	—	151,644	(4)	1,799,849
Executive Vice President and	2010	330,000	280,315	—	—	—	—	63,083		673,398
Chief Operating Officer	2009	315,000	315,000	983,587	—	—	—	37,120		1,650,707
Joe A. Davis	2011	315,000	242,992	620,948	—	—	—	145,004	(5)	1,323,944
Executive Vice President and	2010	300,000	254,832	—	—	—	—	62,181		617,013
General Counsel	2009	285,000	385,000	983,587	—	—	—	32,370		1,685,957
Michael J. Garberding	2011	256,538	197,894	848,713	—	—	—	88,124	(6)	1,391,269
Senior Vice President and	2010	225,385	106,084	240,157	—	—	—	31,811		603,437
Chief Financial Officer	2009	198,000	117,000	312,962	—	—	—	18,274		646,236
Stan Golemon	2011	249,615	124,808	445,253	—	—	—	80,363	(7)	900,039
Senior Vice President	2010	230,000	111,412	—	—	—	—	32,023		373,435
	2009	220,000	132,000	447,087	—	—	—	18,820		817,907

(1)
Bonuses include all payments made under the Annual Cash Bonus Plan. See discussion on page 19.

(2)
The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to the audited financial statements included in Item 8 of the Partnership's Form 10-K for the year ended December 31, 2011 for the assumptions made in our valuation of such awards.

(3)
Amount of all other compensation for Mr. Barry Davis includes professional organization and social club dues, a matching 401(k) contribution of $14,700, distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount $131,170 in 2011, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $47,766 in 2011.

(4)
Amount of all other compensation for Mr. William Davis includes professional organization and social club dues, a matching 401(k) contribution of $14,700, distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $99,420 in 2011 and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $35,201 in 2011.

(5)
Amount of all other compensation for Mr. Joe Davis includes professional organization and social club dues, a matching 401(k) contribution of $14,700, distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $94,890 in 2011, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $33,091 in 2011.

(6)
Amount of all other compensation for Mr. Michael Garberding includes a professional organization and social club dues, a matching 401(k) contribution of $14,700, distributions on restricted units of Crosstex Energy, L.P. in the amount of $51,053 in 2011, and dividends on restricted stock of Crosstex Energy, Inc. in the amount of $20,049 in 2011.

(7)
Amount of all other compensation for Mr. Stan Golemon includes a matching 401(k) contribution of $14,700, distributions on restricted units of Crosstex Energy, L.P. in the amount of $48,527 in 2011, and dividends on restricted stock of Crosstex Energy, Inc. in the amount of $17,136 in 2011.

Grants of Plan-Based Awards for Fiscal Year 2011 Table

        The following tables provide information concerning each grant of an award made to a named executive officer for fiscal year 2011, including, but not limited to, awards made under the Crosstex Energy, Inc. Long-Term Incentive Plans and the Crosstex Energy GP, LLC Long-Term Incentive Plan.

CROSSTEX ENERGY, INC—GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Shares(1)	Grant Date Fair Value of Shares Awards
Barry E. Davis	1/12/2011	51,919	$456,368
Barry E. Davis	9/6/2011	23,148	$262,267
William W. Davis	1/12/2011	29,204	$256,703
William W. Davis	9/6/2011	18,519	$209,820
Joe A. Davis	1/12/2011	26,665	$234,385
Joe A. Davis	9/6/2011	6,944	$78,676
Michael J. Garberding	1/12/2011	13,826	$121,531
Michael J. Garberding	9/6/201	27,778	$314,724
Stan Golemon	1/12/2011	13,826	$121,531
Stan Golemon	9/6/201	9,259	$104,904

(1)
These grants include right to receive dividends on restricted shares if made on unrestricted common shares during the restricted period unless otherwise forfeited. Grants with grant date of January 12, 2011 vest 100% on January 1, 2014 and grants with grant date of September 6, 2011 vest 100% on August 15, 2014.

CROSSTEX ENERGY GP, LLC—GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Units(1)	Grant Date Fair Value of Unit Awards
Barry E. Davis	1/12/2011	31,944	$458,077
Barry E. Davis	9/6/2011	15,272	$242,061
William W. Davis	1/12/2011	17,969	$257,675
William W. Davis	9/6/2011	12,217	$193,639
Joe A. Davis	1/12/2011	16,406	$235,262
Joe A. Davis	9/6/2011	4,582	$72,625
Michael J. Garberding	1/12/2011	8,507	$121,990
Michael J. Garberding	9/6/2011	18,326	$290,467
Stan Golemon	1/12/2011	8,507	$121,990
Stan Golemon	9/6/2011	6,109	$96,828

(1)
These grants include Distribution Equivalent Rights (DERs) that provide for distribution on restricted units if made on unrestricted common units during the restriction period unless otherwise forfeited. Grants with January 12, 2011 grant date vest 100% on January 1, 2014 and grants with grant date of September 6, 2011 vest 100% on August 15, 2014.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2011

        The following tables provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2011, including, but not limited to, awards made under the Crosstex Energy, Inc. Long-Term Incentive Plans and the Crosstex Energy GP, LLC Long-Term Incentive Plan.

CROSSTEX ENERGY, INC.—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry E. Davis	—	—	—	—	—	69,445	(1)	877,785	—	—
						51,919	(3)	656,256
						23,148	(4)	292,591
William W. Davis	—	—	—	—	—	61,112	(1)	772,456	—	—
						29,204	(3)	369,139
						18,519	(4)	234,080
Joe A. Davis	—	—	—	—	—	61,112	(1)	772,456	—	—
						26,665	(3)	337,046
						6,944	(4)	87,772
Michael J. Garberding	—	—	—	—	—	19,445	(1)	245,785	—	—
						11,385	(5)	143,906
						13,826	(3)	174,761
						27,778	(4)	351,114
Stan Golemon	—	—	—	—	—	27,778	(1)	351,114	—	—
						13,826	(3)	174,761
						9,259	(4)	117,034

(1)
Restricted shares vest in two equal installments on January 1, 2012 and January 1, 2013.

(2)
The closing price for the common shares was $12.64 as of December 30, 2011.

(3)
Restricted shares vest on January 1, 2014.

(4)
Restricted shares vest on August 15, 2014.

(5)
Restricted shares vest in two equal installments on July 1, 2012 and July 1, 2013.

 CROSSTEX ENERGY GP, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry E. Davis	—	—	—	—	—	69,445	(1)	1,126,398	—	—
						31,944	(3)	518,132
						15,272	(4)	247,712
William W. Davis	—	—	—	—	—	61,112	(1)	991,237	—	—
						17,969	(3)	291,457
						12,217	(4)	198,160
Joe A. Davis	—	—	—	—	—	61,112	(1)	991,237	—	—
						16,406	(3)	266,105
						4,582	(4)	74,320
Michael J. Garberding	—	—	—	—	—	19,445	(1)	315,398	—	—
						8,284	(5)	134,366
						8,507	(3)	137,984
						18,326	(4)	297,248
Stan Golemon	—	—	—	—	—	27,778	(1)	450,559	—	—
						8,507	(3)	137,984
						6,109	(4)	99,088

(1)
Restricted units vest in two equal installments on January 1, 2012 and January 1, 2013.

(2)
The closing price for the common units was $16.22 as of December 30, 2011.

(3)
Restricted units vest on January 1, 2014.

(4)
Restricted units vest on August 15, 2014.

(5)
Restricted units vest in two equal installments on July 1, 2012 and July 1, 2013.

Units and Shares Vested Table for Fiscal Year 2011

        The following table provides information related to the vesting of restricted units and restricted shares during fiscal year ended 2011.

UNITS AND SHARES VESTED

	Crosstex Energy, L.P. Unit Awards			Crosstex Energy, Inc. Share Awards
Name	Number of Units Acquired on Vesting	Value Realized on Vesting		Number of Shares Acquired on Vesting	Value Realized on Vesting
Barry E. Davis	53,318	$816,129	(1)	52,346	$488,812	(2)
William W. Davis	39,532	$592,601	(3)	39,063	$358,180	(4)
Joe A. Davis	38,677	$578,066	(5)	38,253	$349,853	(6)
Michael J. Garberding	19,190	$305,602	(7)	20,326	$202,854	(8)
Stan Golemon	20,829	$326,865	(9)	20,389	$197,222	(10)

(1)
Consists of 18,596 units at $17.00 per unit and 34,722 units at $14.40 per unit

(2)
Consists of 17,624 shares at $10.28 per share and 34,722 shares at $8.86 per share

(3)
Consists of 8,977 units at $17.00 per unit and 30,555 units at $14.40 per unit

(4)
Consists of 8,508 shares at $10.28 per share and 30,555 shares at $8.86 per share

(5)
Consists of 8,122 units at $17.00 per unit and 30,555 units at $14.40 per unit

(6)
Consists of 7,698 shares at $10.28 per share and 30,555 shares at $8.86 per share

(7)
Consists of 9,722 units at $14.40 per unit, 5,327 units at $16.94 per unit and 4,141 units at $18.20 per unit

(8)
Consists of 9,722 shares at $8.86 per share, 4,912 shares at $10.03 per share and 5,692 shares at $11.85 per share

(9)
Consists of 13,889 units at $14.40 per unit and 6,940 units at $18.28 per unit

(10)
Consists of 13,889 shares at $8.86 per share and 6,500 shares at $11.41 per share

Payments Upon Termination or Change of Control

        The following tables show potential payments that would have been made to the named executive officers upon a termination of their employment or in connection with a change of control as of December 31, 2011. The first table describes potential payments under the employment agreement or severance plan that was in effect with respect to each of the named executive officers as of December 31, 2011. The second table describes potential payments under the employment agreements that were entered into by the named executive officers after December 31, 2011 and before the date of this filing and that are discussed in the section above entitled Employment and Severance Agreements.

Payments under Employment Agreements or Severance Plan as of December 31, 2011

Name and Principal Position	Severance Payment Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(1)	Health Care Benefits Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(2)	Severance Payment and Health Care Benefits Under Employment Agreements Upon Termination For Cause or Without Good Reason ($)(3)	Severance Payment Under Employment Agreements Upon Change of Control ($)(4)	Acceleration of Vesting Under Incentive Plans Upon Change of Control ($)(5)
Barry E. Davis	1,005,882	—	—	1,005,882	3,718,874
President and Chief Executive Officer
William W. Davis	729,367	—	—	729,367	2,856,529
Executive Vice President and Chief Operating Officer
Joe A. Davis	557,992	—	—	557,992	2,528,936
Executive Vice President and General Counsel
Michael J. Garberding	454,432	13,776	—	454,432	1,800,562
Senior Vice President and Chief Financial Officer
Stan Golemon	374,423	8,112	—	374,423	1,330,540
Senior Vice President

(1)
Named executive officers were entitled to this benefit if terminated without cause or due to death or disability, or if they terminated employment for good reason (as defined in the applicable employment agreement or severance plan), subject to compliance with certain non-competition and non-solicitation covenants for one year. For Barry E. Davis, William W. Davis and Joe A. Davis the severance payment amount equaled (i) twelve months of then current base salary, plus (ii) any unpaid annual bonus earned up to the date of termination. For all other named executive officers, the severance payment amount equaled (i) twelve months of then current base salary, plus (ii) any unpaid annual bonus for a fiscal year ending prior to the date of termination (this table assumes that the payment would have been made for fiscal year-end 2011).

(2)
Under the Severance Plan in place as of December 31, 2011, Michael J. Garberding and Stan Golemon were entitled to this benefit if terminated without cause or due to death or disability, or if they terminated employment for good reason (as defined in the plan). Health care benefits would have equaled the estimated monthly cost of the benefits under COBRA for 12 months. The other named executive officers were not entitled to health care benefits.

(3)
Named executive officers were entitled to no benefits if terminated for cause (as defined in the employment agreement or severance plan) or if they terminated employment without good reason.

(4)
Named executive officers were entitled to this benefit in the event of a change in control (as defined in the applicable employment agreement or Severance Plan), subject to compliance with certain non-competition and non-solicitation covenants for one year. For Barry E. Davis, William W. Davis and Joe A. Davis the severance payment amount equaled (i) twelve months of then current base salary, plus (ii) any unpaid annual bonus earned up to the date of termination. For all other named executive officers, the severance payment amount equaled (i) twelve months of then current base salary, plus (ii) any unpaid annual bonus for a fiscal year ending prior to the date of termination (this table assumes that the payment would have been made for fiscal year-end 2011).

(5)
Named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of a change in control (as defined under the long term incentive plans). These amounts correspond to the values set forth in the table in the section above entitled Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2011.

Payments under Employment Agreements Entered Into After December 31, 2011

Name and Principal Position	Severance Payment Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(1)	Health Care Benefits Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(2)	Severance Payment and Health Care Benefits Under Employment Agreements Upon Termination For Cause or Without Good Reason ($)(3)	Severance Payment Under Employment Agreements Upon Termination And Change of Control ($)(4)	Acceleration of Vesting Under Incentive Plans Upon Change of Control ($)(5)
Barry E. Davis President and Chief Executive Officer	2,557,646	20,670	—	3,563,528	3,718,874
William W. Davis Executive Vice President and Chief Operating Officer	1,106,042	20,670	—	1,835,409	2,856,529
Joe A. Davis Executive Vice President and General Counsel	800,984	20,670	—	1,358,976	2,528,936
Michael J. Garberding Senior Vice President and Chief Financial Officer	652,326	20,670	—	1,106,758	1,800,562
Stan Golemon Senior Vice President	499,231	12,185	—	873,654	1,330,543

(1)
Named executive officers are entitled to this benefit if terminated without cause or due to death or disability, or if they terminate employment for good reason (as defined in the employment agreement), subject to compliance with certain non-competition and non-solicitation covenants as described in the Partnership's Annual Report on Form 10-K for the year ending December 31, 2011. For Barry E. Davis, the severance payment amount equals (i) twenty-four months of his then current base salary, plus (ii) two times his target annual bonus for the fiscal year during which the termination occurs, plus a pro-rata portion up to the date of termination of the greater of the actual amount or the target amount of the annual bonus for the fiscal year of termination. For all other named executive officers, the severance payment amount equals (i) twelve months of then current base salary, plus (ii) one times target annual bonus for the fiscal year during which the termination occurs, plus a pro-rata portion up to the date of termination of the greater of the actual amount or the target amount of the annual bonus for the fiscal year of termination.

(2)
Named executive officers are entitled to this benefit if terminated without cause or due to death or disability, or if they terminate employment for good reason. Health care benefits equal a lump sum payment of the estimated monthly cost of the benefits under COBRA for 18 months.

(3)
Named executive officers are entitled to no benefits if they are terminated for cause (as defined in the employment agreement) or they terminate employment without good reason.

(4)
Barry E. Davis, William W. Davis, Joe A. Davis and Michael J. Garberding are entitled to this benefit if they are terminated without cause or if they terminate employment for good reason within one-hundred and twenty (120) days prior to or one (1) year following a change in control (as defined in the employment agreement), subject to compliance with certain non-competition and non-solicitation covenants as described in the Partnership's Annual Report on Form 10-K for the year ending December 31, 2011. For Barry E. Davis, the severance payment amount equals (i) thirty-six months of his then current base salary, plus (ii) three times his target annual bonus for the fiscal year during which the termination occurs, plus a pro-rata portion up to the date of termination of the greater of the actual amount or the target amount of the annual bonus for the fiscal year of termination. For William W. Davis, Joe A. Davis and Michael J. Garberding, the severance payment amount equals (i) twenty-four months of then current base salary, plus (ii) two times target annual bonus for the fiscal year during which the termination occurs, plus a pro-rata portion up to the date of termination of the greater of the actual amount or the target amount of the annual bonus for the fiscal year of termination.

(5)
Named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of a change in control (as defined under the long term incentive plans). These amounts correspond to the values set forth in the table in the section above entitled Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2011.

Compensation of Directors for Fiscal Year 2011

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Share Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
James C. Crain(3)	91,000	74,206	3,327	168,533
Leldon E. Echols	40,001	37,103	1,664	78,768
Bryan H. Lawrence	—	—	—	—
Sheldon B. Lubar	18,875	37,103	1,664	57,642
Cecil E. Martin	27,594	37,103	1,664	66,361
Robert F. Murchison(3)	83,000	74,206	3,327	160,533

(1)
Messrs. Crain, Echols, Lubar, Martin and Murchison were granted awards of restricted shares of Crosstex Energy, Inc. on May 18, 2011 with a fair market value of $9.36 per share and that will vest on May 6, 2012 in the following amounts, respectively: 7,928, 3,964, 3,964, 3,964, and 7,928. Messrs. Echols, Lubar, and Martin were granted awards of restricted units of Crosstex Energy, L.P. on May 18, 2011 with a fair market value of $17.30 per unit and that will vest on May 6, 2012 in the following amounts, respectively: 2,120, 2,120, and 2,120. The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to the audited financial statements included in Item 8 of Crosstex Energy, L.P.'s Form 10-K for the year ended December 31, 2011 for the assumptions made in our valuation of such awards. At December 31, 2011 Messrs. Crain, Echols, Lubar, Martin and Murchison held aggregate outstanding restricted share awards, in the following amounts, respectively: 7,928, 3,964, 3,964, 3,964, and 7,928. At December 31, 2011 Messrs. Echols, Lubar, and Martin held aggregate outstanding restricted shares of Crosstex Energy, Inc. in the following amounts, respectively: 2,120, 2,120, and 2,120. Mr. Lawrence and Mr. Scott held no outstanding restricted unit awards at December 31, 2011.

(2)
Other Compensation is comprised of dividends on restricted shares.

(3)
Messrs. Crain and Murchison serve only on our Board, and unlike the other Board members listed, none of their compensation is allocated to Crosstex Energy, L.P.

        Each non-employee director (other than Mr. Lawrence) is paid an annual retainer fee of $50,000. Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting, but are paid $1,500 for each additional meeting that they attend. Also, an attendance fee of $1,500 is paid to each director for each committee meeting that is attended, other than the Audit Committee, which pays a fee of $3,000 per meeting. The respective Chairs of each committee receive the following annual fees: Audit—$7,500, Compensation—$7,500, Finance—$5,000, and Governance—$5,000. Directors are also reimbursed for related out-of-pocket expenses. Barry E. Davis, as an executive officer of the Company, is otherwise compensated for his services and therefore receives no separate compensation for his service as a director. For directors that serve on both the boards of Crosstex Energy GP, LLC and Crosstex Energy, Inc., the above listed fees are generally allocated 75% to Crosstex Energy, L.P. and 25% to us, except in the case for service on the Audit Committee, where the Chair is paid a separate fee for each entity and meeting fees are split 50% to each entity. The Governance Committee annually reviews and makes recommendations to our Board regarding the compensation of the directors. Mr. Lawrence received no compensation in 2011.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended 2011, the Compensation Committee was composed of Robert F. Murchison (Chairman) and Cecil E. Martin, Jr. No member of the Compensation Committee was an officer or employee of the Company during the last fiscal year, was formerly an officer or employee of the Company or had any relationship otherwise requiring disclosure hereunder. None of our executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on our Board or Compensation Committee.

Equity Compensation Plans

        The following table provides information regarding our equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a))
	(a)		(b)		(c)
Equity Compensation Plans Approved By Security Holders(1)	1,258,851	(2)	$6.50	(3)	1,642,396
Equity Compensation Plans Not Approved By Security Holders	N/A		N/A		N/A

(1)
Our Amended and Restated Long-Term Incentive Plan was approved by our stockholders in October 2006. Our 2009 Long-Term Incentive Plan was adopted by our stockholders in May 2009. The plans, as amended, provide for issuance of a total of 7,190,000 common share options and restricted shares.

(2)
The number of securities includes 1,221,351 restricted shares that have been granted under our long-term incentive plans that have not vested.

(3)
The exercise price for outstanding options under the plans as of December 31, 2011 was $6.50 per share.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and any 10% beneficial owners of us to send reports of their beneficial ownership of Common Stock and changes in beneficial ownership to the SEC. Based on our records, except as set forth below, we believe that during fiscal 2011 all of such reporting persons complied with all Section 16(a) filing requirements applicable to them. Due to administrative errors, Forms 4 were filed late as follows: on behalf of Michael S. Garberding on September 8, 2011, regarding dispositions of stock on April 1, 2011 and July 1, 2011; on behalf of Stan Golemon on September 8, 2011, regarding a disposition of shares on June 1, 2011; on behalf of Steven Spaulding on September 8, 2011, regarding purchases of stock on August 8, 2011 and August 18, 2011; on behalf of Susan McAden on September 8, 2011, regarding a disposition of stock on June 1, 2011; and on behalf of William W. Davis on March 9, 2011, regarding a grant of stock on March 1, 2011.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected KPMG LLP ("KPMG") to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2012. We are seeking ratification of the appointment of KPMG as our independent registered public accounting firm for the 2012 fiscal year by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted at the meeting. If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so. On the other hand, even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Crosstex Energy, Inc. and our stockholders. A representative of KPMG will be present at the annual meeting of stockholders and will have the opportunity to make a statement if he or she so desires to do so and is expected to be available to respond to appropriate questions. Our Board unanimously recommends that stockholders vote "FOR" the ratification of the appointment of KPMG as our independent public accounting firm for the fiscal year ended December 31, 2012.

 FEES PAID TO INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Fees

        The fees for professional services rendered for the audit of our annual financial statements for each of the fiscal years ended December 31, 2011 and December 31, 2010, review of our internal control procedures for the fiscal years ended December 31, 2011 and December 31, 2010, and the reviews of the financial statements included in our Quarterly Reports on Forms 10-Q or services that are normally provided by KPMG in connection with statutory or regulatory filings or engagements for both of those fiscal years was $228,000 each year. The fees for professional services rendered for the audit of Crosstex Energy, L.P.'s annual financial statements for each of the fiscal years ended December 31, 2011 and December 31, 2010, review of our internal control procedures for the fiscal year ended December 31, 2011 and December 31, 2010, and the reviews of the financial statements included in Crosstex Energy, L.P.'s Quarterly Reports on Forms 10-Q or services that are normally provided by KPMG in connection with statutory or regulatory filings or engagements for each of those fiscal years were $1.4 million and $1.3 million, respectively. These amounts also included fees associated with comfort letters and consents related to debt and equity offerings of Crosstex Energy, L.P.

Audit-Related Fees

        KPMG did not perform any assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 that were not included in the audit fees listed above.

Tax Fees

        KPMG did not perform any tax related services for the year ended December 31, 2011. The fee for services rendered by KPMG for tax compliance, tax advice and tax planning for the year ended December 31, 2010 was $0.01 million.

All Other Fees

        KPMG did not render services to us, other than those services covered in the sections captioned "Audit Fees" and "Tax Fees" for the fiscal years ended December 31, 2011 and December 31, 2010.

Audit Committee Approval of Audit and Non-Audit Services

        All audit and non-audit services and any services that exceed the annual limits set forth in our annual engagement letter for audit services must be pre-approved by the Audit Committee. In 2012, the Audit Committee has not pre-approved the use of KPMG for any non-audit related services. The Chairman of the Audit Committee is authorized by the Audit Committee to pre-approve additional KPMG audit and non-audit services between Audit Committee meetings; provided that the additional services do not affect KPMG's independence under applicable Securities and Exchange Commission rules and any such pre-approval is reported to the Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE

        The following statement is furnished by the Audit Committee of Crosstex Energy, Inc. and is not incorporated by reference into any document that we file with the SEC.

        Audit Committee Charter.    Our Audit Committee acts pursuant to the Audit Committee Charter (the "Charter") adopted by the Board in February 2007. The Audit Committee consists solely of independent members of the Board. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board, including the evaluation, retention, and, if necessary, termination of the Company's independent accountants, the system of internal control and the audit process. In performing its role, the Audit Committee maintains effective working relationships with the Board, management, the internal auditors and the independent accountants. The Audit Committee has discussed with senior management and the independent accountants the reporting and internal controls that have been undertaken by the Company in connection with certification by the Company's Chief Executive Officer and Chief Financial Officer pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in certain of the Company's filings with the Securities and Exchange Commission and such other matters as it deemed appropriate. As set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and The NASDAQ Global Select Market. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        Auditor Independence.    In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing

Standards No. 114, The Auditor's Communication With Those Charged With Governance, as currently in effect. Finally, the Audit Committee (i) reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2011 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and discussed with the Company's independent auditors the independent auditors' independence.

        Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent accountants are in fact "independent."

        Audit Committee Recommendation.    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

  Submitted by the Audit Committee of the Board:
  Leldon E. Echols (chair)
  James C. Crain
  Cecil E. Martin Jr.

 PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act, we are providing in this proxy statement the opportunity for our stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as "Say-on-Pay") as disclosed in this proxy statement in accordance with SEC rules. At last year's annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders. At our 2011 annual meeting, our stockholders overwhelmingly approved the proposal, with more than 97% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a "say-on-pay" vote every one, two or three years. Our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. In accordance with the 2011 voting results, our board of directors elected to hold a stockholder "say-on-pay" vote annually, with the next such advisory vote occurring at the next annual meeting. Accordingly, this year we are again asking our stockholders to vote "For" the compensation of our executive officers as disclosed in this proxy statement.

        Our executive compensation philosophy is designed to attract, retain and motivate top-tier executives, and align their individual interests with the interests of the stockholders. The compensation of each of our executives is comprised of base salary, bonus opportunity and restricted equity grants or option awards under long term incentive plans. We urge you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. In addition, we urge you to read the section above entitled "Compensation Discussion and Analysis," which discusses in detail how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving their goals.

        This advisory vote on executive compensation proposal provides our stockholders with the opportunity to approve or not approve, on an advisory basis, our executive compensation program through the following resolution:

  "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal. Although the advisory vote is non-binding, our Board and the Compensation Committee will review the results and give serious consideration to the outcome of the vote in future determinations concerning our executive compensation program.

        Our Board unanimously recommends that stockholders vote "FOR" this advisory vote on executive compensation proposal.

 PROPOSAL FOUR: SEXUAL ORIENTATION NON-DISCRIMINATION POLICY

        The Office of the Comptroller of New York City, 1 Centre Street, New York, NY 10007-2341, as the trustee and/or custodian of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund has notified the Company of its intention to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting. The Office of the Comptroller of New York City has provided the following recitals, resolutions and accompanying statements. The Company has not undertaken any review of the veracity or relevance of the statements or recitals, and is not responsible for any inaccuracies contained therein. Our Board recommends a vote "AGAINST" this proposal for the reasons set forth below.

        The stockholder proposal received from the Office of the Comptroller of New York City is as follows:

  Whereas:    Crosstex Energy, Inc. does not explicitly prohibit discrimination based on sexual orientation and gender identity in its written employment policy;

  Over 88% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have more than 98% of Fortune 100 companies, according to the Human Rights Campaign; over 30% now prohibit discrimination based on gender identity;

  We believe that corporations that prohibit discrimination on the basis of sexual orientation and gender identity have a competitive advantage in recruiting and retaining employees from the widest talent pool;

  According to a June, 2008 survey by Harris Interactive and Witeck-Combs, 65% of gay and lesbian workers in the United States reported facing some form of job discrimination related to sexual orientation; an earlier survey found that almost one out of every 10 gay or lesbian adults also reported that they had been fired or dismissed unfairly from a previous job, or pressured to quit a job because of their sexual orientation;

  Twenty states, the District of Columbia and more than 160 cities and counties, have laws prohibiting employment discrimination based on sexual orientation; 12 states and the District of Columbia have laws prohibiting employment discrimination based on sexual orientation and gender identity;

  Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for gay and lesbian employees;

  Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

  National public opinion polls consistently find more than three quarters of the American people support equal rights in the workplace for gay men, lesbians and bisexuals; for example, in a Gallup poll conducted in May, 2007, 89% of respondents favored equal opportunity in employment for gays and lesbians;

  Resolved:    The Shareholders request that Crosstex Energy, Inc. amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression and to substantially implement the policy.

  Supporting Statement:    Employment discrimination on the basis of sexual orientation and gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Crosstex Energy, Inc. will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

Board of Directors' Statement in Opposition to Proposal No. 4:

        The Board is firmly committed to a policy of equal opportunity for all employees and to a work environment that values diversity. While the Company does not have any employees, it has adopted an Equal Employment Opportunity Policy that explicitly prohibits discrimination based upon race, color, retaliation, gender, national origin, age, mental or physical disability, sexual orientation, veteran status or any other characteristic protected by law. In addition, the Partnership, which does have employees, has also adopted a similar Equal Employment Opportunity Policy. We believe that the current policies of the Company and the Partnership ensure that all employees are treated fairly and with respect.

        The Company is fully dedicated to being affiliated with companies that promote a diverse workforce and that work hard to build and retain an inclusive and respectful work environment. The Board believes that the Company's and the Partnership's employment policies already appropriately address the concerns set forth in the proposal and believes that adopting the proposed policy would not benefit the Company, its stockholders or the employees of the Partnership.

        For the above reasons, our Board recommends that the stockholders vote "AGAINST" this proposal.

 STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder Proposals and Nominations

        Any nomination or proposal by a stockholder intended to be presented at the 2013 annual meeting of stockholders must be received by us at our principal executive offices at 2501 Cedar Springs Road, Dallas, Texas, 75201, Attention: Corporate Secretary, no later than November 27, 2012 for inclusion in our proxy materials relating to that meeting.

        In order for a stockholder to make a nomination or to bring other business before an annual meeting of stockholders, timely notice must be received in proper written form by our Corporate Secretary. To be timely, notice by a stockholder must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting, and not less than 60 days prior to the meeting. To be in proper written form, notice by a stockholder to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of us which are beneficially owned by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.

Householding of Proxy Materials

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address and have consented to our mailing of proxy materials and other stockholder information only to one account in such household will receive only one copy of the notice regarding Internet availability of the proxy materials or one paper copy of the proxy materials, as applicable, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards. Also, householding will not in any way affect dividend check mailings.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice regarding Internet availability of the proxy materials or the proxy materials, as applicable, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Kathy Sitz at 214-721-9370 or send your request to Crosstex Energy, Inc., Attn: Kathy Sitz, 2501 Cedar Springs, Dallas, Texas 75201. You may also contact us at this phone number or address if you participate in householding and wish to receive a separate copy of these documents.

        Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Solicitation of Proxies

        The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies from stockholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Additional Information about the Company

        You can learn more about us and our operations by visiting our website at www.crosstexenergy.com. For additional information about us, please refer to our 2011 Annual Report. Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

CROSSTEX ENERGY, INC.

Barry E. Davis President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF CROSSTEX ENERGY, INC. May 8, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=148525&p=proxy Please complete, sign, date and mail your proxy card in the postage-paid envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership's name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW. Leldon E. Echols Sheldon B. Lubar THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS 2. Proposal to ratify the appointment of KPMG LLP as Crosstex Energy, Inc.’s independent public accounting firm for the fiscal year ended December 31, 2012. 3. Proposal to approve the compensation paid to the company's named executive officers as disclosed in the proxy statement. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “AGAINST” THE FOLLOWING PROPOSAL 4. Stockholder proposal to amend the employment policy of Crosstex Energy, Inc. to explicitly prohibit discrimination based on sexual orientation and gender identity or expression. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: NOMINEES: PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. Please detach along perforated line and mail in the envelope provided. 20203030030000000000 4 050812 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1 14475 COMMENTS: PROXY CROSSTEX ENERGY, INC. 2501 CEDAR SPRINGS RD. DALLAS, TEXAS 75201 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking any proxy heretofore given for the meeting of the stockholders described on the reverse side of this card, hereby appoints Barry E. Davis and Joe A. Davis, and each of them, proxies, with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of Crosstex Energy, Inc. to be held on May 8, 2012, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows: The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEMS 1, 2, AND 3 AND "AGAINST" APPROVAL OF ITEM 4. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid annual meeting of stockholders. (Continued and to be signed and dated on the reverse side.)

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GENERAL
VOTING SECURITIES
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CROSSTEX ENERGY, INC—GRANTS OF PLAN-BASED AWARDS
CROSSTEX ENERGY GP, LLC—GRANTS OF PLAN-BASED AWARDS
CROSSTEX ENERGY, INC.—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
CROSSTEX ENERGY GP, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
UNITS AND SHARES VESTED
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR: SEXUAL ORIENTATION NON-DISCRIMINATION POLICY
STOCKHOLDER PROPOSALS AND OTHER MATTERS